EXHIBIT 99 (d)(8)

CAKEStake Program

The Cheesecake Factory Incorporated

Year 2000 Omnibus Performance Stock Incentive Plan

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of The Cheesecake Factory Incorporated (the “Company”) pursuant to the CAKEStake Program under the Year 2000 Omnibus Performance Stock Incentive Plan (the “Plan”):

Grantee:

Grant Date:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

Vesting Schedule:	The Option Shares shall vest as follows:

	Two years following the Grant Date:	25%
	Three years following the Grant Date:	25%
	Four years following the Grant Date:	25%
	Five years following the Grant Date:	25%

Your options are governed by and subject to all of the terms and conditions of the Plan.  The summary information included herein is qualified in its entirety by the terms and conditions of the Plan.  Terms used in this Notice of Grant without definition shall have the meanings ascribed to them in the Plan.  Your acceptance of the Option hereby constitutes acceptance of all of the terms and conditions of this Notice of Grant of Stock Option and the Nonqualified Stock Option Agreement attached hereto as Exhibit A.  The exercise of an option may, at the Company’s discretion, be delayed from the date notice of exercise is delivered to the Company in order to restrict exercise of the option during any period in which trading in the Company’s securities is restricted under the Company’s trading policies applicable to employees and other insiders.  The exercise of an option may at the Company’s discretion be delayed from the date notice of exercise is delivered to the Company if, in the Company’s judgment, trading market conditions would be adversely impacted by the exercise and sale of the shares received upon exercise.  The Company may also at its discretion, place any reasonable restrictions or conditions on the sale of shares received upon exercise of an option as it believes would be in the best interests of the trading market for the Company’s securities.

The Option is being issued in coordination with the Company’s CAKEStake Program.  Copies of the Plan, including the CAKEStake Program under the Plan, are available upon written request addressed to:

The Cheesecake Factory Incorporated

26901 Malibu Hills Road

Calabasas Hills, California  91301

Attn: Stock Option Coordinator

No Employment or Service Contract.  Nothing in this Notice, or in the attached Nonqualified Stock Option Agreement or in the Plan shall confer upon Grantee any right to continue in the employment of the Company or subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining Grantee) or of Grantee, which rights are hereby expressly reserved by each, to terminate Grantee’s service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Plan.

Attachments:

Exhibit A - Nonqualified Stock Option Agreement

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Exhibit A

CAKEStake Program

NONQUALIFIED STOCK OPTION AGREEMENT

The Company, acting through a Committee (as defined in the Plan), has granted to the Grantee, effective as of the date of this Nonqualified Stock Option Agreement (“Agreement”), an option pursuant to the CAKEStake Program under the Company’s Year 2000 Omnibus Performance Stock Incentive Plan (the “Plan”) to purchase shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  The Plan and Notice of Grant.  The terms and provisions of the Plan and Notice of Grant are hereby incorporated into this Agreement as if set forth herein in their entirety.  In the event of a conflict between any provision of this Agreement, the Notice of Grant, and the Plan, the provisions of the Plan shall control.  A copy of the Plan, including the CAKEStake Program, may be obtained from the Company by the Grantee upon request (see your Notice of Grant).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

SECTION 2.  Term.  The term of the Option (the “Option Term”) shall commence on the date set forth in the Grant Notice and expire on the earlier of (i) the tenth anniversary of the Effective Date or, (ii) as provided in Section 6.5 of the Plan for voluntary cessation of employment, termination for Cause, Disability or death.  For purposes of the Plan and this Agreement, Cause shall mean:  a finding by the Committee, that the Grantee (a) is or has been dishonest, incompetent or grossly negligent in the discharge of such Grantee duties to the Company; or has refused to perform stated or assigned duties; (b) has committed an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, recipes, processes, trade secrets or other confidential or proprietary information, a breach of fiduciary duty, or a willful material violation of any law, rule or regulation or rule or policy of the Company or an affiliate; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); (d) has materially breached any of the provisions of any agreement with the Company or an affiliate thereof; (e) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate; (f) has induced a customer to break or terminate any contract with the Company or an affiliate; (g) has induced any principal for whom the Company or an affiliate acts as agent to terminate such agency relationship; (h) has failed to adhere to the Company’s Code of Ethics and Code of Conduct; or (i) has solicited the employment of any of the Company’s agents or employees to work for another business entity.

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SECTION 3.  Vesting.  Subject to the terms of this Agreement, the Options granted to the Grantee specified in the Notice of Grant shall become exercisable as follows:

Two years following the Grant Date:	25%
Three years following the Grant Date:	25%
Four years following the Grant Date:	25%
Five years following the Grant Date:	25%

SECTION 4.  Restriction on Transfer.  The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Grantee and may be exercised during the lifetime of the Grantee only by the Grantee.  If the Grantee dies, the Option shall thereafter be exercisable, in accordance with Section 6.5 of the Plan.  The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

SECTION 5.  Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)           If to the Company (other than exercise of vested Options), to it at:

The Cheesecake Factory Incorporated

26901 Malibu Hills Road

Calabasas Hills, California  91301

Attention:  General Counsel

If to the Company to exercise vested Options:

The Cheesecake Factory Incorporated

26901 Malibu Hills Road

Calabasas Hills, California  91301

Attn: Stock Option Coordinator

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(b)           If to the Grantee, to him or her at:

The last address set forth in the Company’s records, or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that date on which the piece of mail containing such communication is posted.

SECTION 6.  Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

SECTION 7.  Grantee’s Undertaking.  The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement and the Plan.

SECTION 8.  Modification of Rights.  The rights of the Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

SECTION 9.  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

SECTION 10.  Venue; Waiver of Jury Trial.  IN THE EVENT OF ANY ACTION OR PROCEEDING BETWEEN THE EMPLOYEE AND THE COMPANY OR ITS SUBSIDIARIES REGARDING THIS AGREEMENT OR THE PLAN, THE PARTIES AGREE TO SUBMIT THE JURISDICTION OF THE STATE OR FEDERAL COURTS WITHIN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA

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AND AGREE THAT VENUE IN SUCH COURTS IS ACCEPTABLE TO THE GRANTEE AND THE COMPANY BOTH PARTIES AND WAIVE THEIR RIGHTS TO CLAIM FORUM NON CONVENIENS.  GRANTEE AND THE COMPANY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY.

SECTION  11. Resolution of Disputes

(a)           Arbitration.  Any dispute, controversy or claim arising out of or relating to this Agreement or the Plan shall be settled by binding arbitration held in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 11.  This Section 11 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement.  Notwithstanding the foregoing:

Any party hereto may, in its discretion, apply to a court of competent  jurisdiction for equitable relief.  Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this Section.

(b)           Arbitrators.  The panel to be appointed shall consist of three neutral arbitrators:  one selected by the Company, one selected by the Grantee, and one selected by the designees of the Company and Grantee.

(c)           Procedures.  The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s).  The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

(d)           Authority.  The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(e)           Entry of Judgment.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.  Company and Grantee hereby submit to the in personam jurisdiction of the Federal and State courts in Los Angeles, California, for the purpose of confirming any such award and entering judgment thereon.

(f)            Confidentiality.  All proceedings under this Section 11, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

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(g)           Tolling.  All applicable statutes of limitation shall be tolled while the procedures specified in this Section 11 are pending.  The parties will take such action, if any, required to effectuate such tolling.

SECTION 12.  No Employment Commitment by Company.  Nothing in this Agreement constitutes an employment commitment by the Company, affects the Grantee’s status as an employee-at-will who is subject to termination without cause, confers upon the Grantee any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease the Grantee’s compensation or other benefits.  The preceding sentence is subject, however, to the terms of any written employment agreement between the Grantee and the Company (which may not be modified by any oral agreement).

SECTION 13.  Acceptance.  Your acceptance of the Option hereby constitutes acceptance of all of the terms and conditions of this Agreement.

SECTION 14.  Entire Agreement.  This Agreement, the Notice of Grant, and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

SECTION 15.  Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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General Manager – Managing Equity Program

The Cheesecake Factory Incorporated

Year 2000 Omnibus Performance Stock Incentive Plan

NOTICE OF GRANT OF STOCK OPTION AND ACCEPTANCE

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of The Cheesecake Factory Incorporated (the “Company”) pursuant to the Year 2000 Omnibus Performance Stock Incentive Plan (the “Plan”) and the Managing Equity Program entered into between Grantee and the Company (MEP):

Grantee:

Grant Date:

Promotion Date:

Exercise Price:

Number of Option Shares:

Expiration Date:

Vesting Schedule:  The Option shares shall vest as follows except as otherwise provided in the Plan, Stock Option Agreement, or MEP:

Exercise Restriction: Except as otherwise provided in the Plan, the MEP or Stock Option Agreement, the Options shall become exercisable on the fifth anniversary of the Promotion Date if Grantee satisfies the requirements for vesting of options under the MEP for each quarterly and annual period of the five year timeframe (Term) of the MEP applicable to Grantee and is in good standing with the Company.  In the case of termination of Grantee without Cause by the Company, or for Disability or death, the vesting of the Options shall accelerate at the rate of 20% for each twelve (12) month period in which the Performance Standards were satisfied from the Date of Promotion to the termination date.  If Grantee is promoted to a non-general manager position during the Term, the Options shall become exercisable five (5) years from the Date of Promotion, provided, however, that Grantee is still employed with the Company on the scheduled vesting date and, during the remaining Term, the Grantee achieves a satisfactory performance rating in Grantee’s new position.  If Grantee accepts an offer of demotion to a non-general manager position during the Term, the Option shall be canceled. The exercise of an option may at the Company’s discretion be delayed from the date notice of exercise is delivered to the Company in order to restrict exercise of the option during any period in which trading in the Company’s securities is restricted under the Company’s trading policies applicable to employees and other insiders. The exercise of an option may at the Company’s discretion be delayed from the date notice of exercise is delivered to the Company if in the Company’s judgment trading market conditions would be adversely impacted by the exercise and sale of the shares received upon exercise. The Company may also at its discretion place any reasonable restrictions or conditions on the sale of shares received upon exercise of an option as it believes would be in the best interests of the trading market for the Company’s securities.

Grantee understands and agrees that the Option is granted subject to and in accordance with the terms of the Plan and the MEP Program.  Grantee further agrees to be bound by the terms of the Plan, the MEP Program and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

The Option is being issued in coordination with the Company’s Managing Equity Program.  Copies of the Plan and the Managing Equity Program are available upon written request addressed to:

The Cheesecake Factory Incorporated

26901 Malibu Hills Road

Calabasas Hills, California  91301

Attn: Stock Option Coordinator

No Employment or Service Contract.  Nothing in this Notice, the MEP, Stock Option Agreement or Plan shall confer upon Grantee any right to continue in the employment of the Company or subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining Grantee) or of Grantee, which rights are hereby expressly reserved by each, to terminate Grantee’s service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the Stock Option Agreement or the Plan.

Counterparts.  This agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

THE CHEESECAKE FACTORY INCORPORATED

Dated:	By:
David Overton, Chairman & CEO

Dated:	By:
Michael J. Dixon, Senior Vice President & CFO

BY EXECUTION BELOW I ACCEPT ALL TERMS AND CONDITIONS OF THE NOTICE OF GRANT AND THE OTHER DOCUMENTS REFERENCED HEREIN.

GRANTEE:

(Signature)

(Print Name)

Address for Notice:

(Please execute and return this Notice of Grant to the Company’s Stock Option Coordinator at the address above; keep a copy for your records)

Attachments:

Exhibit A-General Manager Managing Equity Program Nonqualified Stock Option Agreement

EXHIBIT A

GENERAL MANAGER MANAGING EQUITY PROGRAM

NONQUALIFIED STOCK OPTION AGREEMENT

The Company, acting through a Committee (as defined in the Plan), has granted to the Grantee, effective as of the date of this Agreement, an option under the Company’s Year 2000 Omnibus Performance Stock Incentive Plan (the “Plan”) to purchase shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement, the Managing Equity Program applicable to Grantee, and the Plan.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  The Plan and Notice of Grant.  The terms and provisions of the Plan (and the Notice of Grant to which this Agreement is attached) are hereby incorporated into this Agreement as if set forth herein in their entirety.  In the event of a conflict between any provision of this Agreement, the Notice of Grant and the Plan, the provisions of the Plan shall control.  A copy of the Plan may be obtained from the Company by the Grantee upon request.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

SECTION 2.  Term.  The term of the Option (the “Option Term”) shall commence on the date set forth in the Grant Notice and expire on the earlier of (i) the tenth anniversary of the Effective Date or, (ii) as provided in Section 6.6 of the Plan for voluntary cessation of employment, termination for Cause, Disability or death, or (iii) as otherwise provided in this Agreement.  For purposes of the Plan and this Agreement, Cause shall mean a finding by the Committee, that the Grantee (a) is or has been dishonest, incompetent or grossly negligent in the discharge of such Grantee duties to the Company; or has refused to perform stated or assigned duties; (b) has committed an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, recipes, processes, customer lists, trade secrets or other confidential or proprietary information, a breach of fiduciary duty, or a willful material violation of any law, rule or regulation or rule or policy of the Company or an affiliate; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); (d) has materially breached any of the provisions of any agreement with the Company or an affiliate thereof; (e) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate; (f) has induced a customer to break or terminate any contract with the Company or an affiliate; (g) has induced any principal for whom the Company or an affiliate acts as agent to terminate such agency relationship; (h) has failed to adhere to the Company’s Code of Ethics of Conduct or Code or Conduct; or (i)  has solicited the employment of any of the Company’s agents or employees to work for another business entity.

SECTION  3.  Vesting.  Except as otherwise provided herein, the Options granted to the Grantee specified in the Notice Grant shall become exercisable on the fifth anniversary of the Promotion Date if Grantee satisfies the requirements (“Performance Requirements”) for vesting of stock option grants under the Managing Equity Program (MEP) applicable to Grantee during each quarterly and annual period of the five year MEP timeframe (Term) and is in good standing with the Company.  In the case of termination of Grantee without Cause by the Company, or for Disability or death, the vesting of the Options shall accelerate at the rate of 20% for each twelve (12) month period of the MEP five year timeframe in which the Performance Standards were satisfied from the Date of Promotion to the termination date. If Grantee is promoted to a non-general manager position during the Term, the Options shall become exercisable five (5) years from the Date of Promotion, provided, however, that during the remaining Term the Grantee remains employed with the Company and achieves a satisfactory performance rating in Grantee’s new position.  If Grantee accepts an offer of demotion to a non-general manager position during the Term, the Option shall be canceled.

SECTION  4.  Approved Absence.  In addition to the provisions of Section 6.6 of the Plan, if a Grantee obtains an approved absence (as defined below) for more than forty-five (45) days but less than ninety (90) days during any 12 month period during the Term (as defined below) and returns to his or her position, the trailing twelve (12) month period shall be extended for a fiscal quarter for purposes of determining whether the Grantee satisfied the Performance Standards for the trailing twelve (12) month period.  If Grantee is on an approved absence for more than ninety (90) days, the Committee will determine in its sole and absolute discretion whether any adjustments shall be made in the calculation of the Grantee’s Performance Standards.  For purposes of this Section 4 “approved absence” shall mean a an absence from the Company with the prior approval of the Company’s Vice President, Staff Relations.

SECTION  5.  Restriction on Transfer.  The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Grantee and may be exercised during the lifetime of the Grantee only by the Grantee.  If the Grantee dies, the Option shall thereafter be exercisable, in accordance with Section 6.6 of the Plan.  The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

SECTION  6.  Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)           if to the Company, to it at:

The Cheesecake Factory Incorporated

26901 Malibu Hills Road

Calabasas Hills, California  91301

Attention:  General Counsel

If to the Company, to exercise an Option:

The Cheesecake Factory Incorporated

26901 Malibu Hills Road

Calabasas Hills, California  91301

Attn: Stock Option Coordinator

(b)           if to the Grantee, to him or her at:

At the last address set forth in the Company’s records

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that date on which the piece of mail containing such communication is posted.

SECTION  7.  Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

SECTION  8.  Grantee’s Undertaking.  The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement and the Plan.

SECTION  9.  Modification of Rights.  The rights of the Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

SECTION  10.  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

SECTION  11.  VENUE; WAIVER OF JURY TRIAL.  IN THE EVENT OF ANY ACTION OR PROCEEDING BETWEEN THE EMPLOYEE AND THE COMPANY OR ITS SUBSIDIARIES REGARDING THIS AGREEMENT OR THE PLAN, THE PARTIES AGREE TO SUBMIT THE JURISDICTION OF THE STATE OR FEDERAL COURTS WITHIN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AND AGREE THAT VENUE IN SUCH COURTS IS ACCEPTABLE TO THE GRANTEE AND THE COMPANY BOTH PARTIES AND WAIVE THEIR RIGHTS TO CLAIM FORUM NON CONVENIENS.  GRANTEE AND THE COMPANY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY.

SECTION  12. Resolution of Disputes

(a)           Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Plan shall be settled by binding arbitration in accordance with the Mutual Agreement to Arbitrate attached to the Notice of Grant. Notwithstanding the foregoing, any party hereto may, in its discretion, apply to a court of competent  jurisdiction for equitable relief.  Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this Section.

(b)           Confidentiality.  All proceedings under this Section 12, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

(c)           Tolling.  All applicable statutes of limitation shall be tolled while the procedures specified in this Section 12 are pending.  The parties will take such action, if any, required to effectuate such tolling.

SECTION  13.  No Employment Commitment by Company.  Nothing in this Agreement constitutes an employment commitment by the Company, affects the Grantee’s status as an employee-at-will who is subject to termination without cause, confers upon the Grantee any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease the Grantee’s compensation or other benefits.  The preceding sentence is subject, however, to the terms of any written employment agreement between the Grantee and the Company (which may not be modified by any oral agreement).

SECTION  14.  Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

SECTION  15.  Entire Agreement.  This Agreement, the Grant Notice, and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

SECTION  16.  Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

The Cheesecake Factory Incorporated
Year 2000 Omnibus Performance Stock Incentive Plan
(Non-Executive Officers and Other Qualifying Employees)

NOTICE OF GRANT OF STOCK OPTIONS

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of The Cheesecake Factory Incorporated (the “Company”) pursuant to the Year 2000 Omnibus Performance Stock Incentive Plan (the “Plan”):

Grantee:

Grant Date:

Exercise Price:

Number of Option Shares:

Expiration Date:

Vesting Schedule:	The Option Shares shall vest as follows:

1 year following the Grant Date: 20%
2 years following the Grant Date: 20%
3 years following the Grant Date: 20%
4 years following the Grant Date: 20%
5 years following the Grant Date: 20%

Plan and Option Agreement.  Grantee understands and agrees that the Option is granted subject to and in accordance with the terms of the Plan.  Grantee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A, and incorporated herein.  A copy of the Plan and Prospectus is enclosed and is also available upon written request addressed to:

The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California  91301
Attn:  Stock Option Coordinator

Exercise Restrictions.  No Option granted under this Plan shall be exercisable on or after any Exercise Date unless the Company’s earnings performance for the fiscal year ended immediately prior to a specified Exercise Date met or exceeded the average earnings performance of all full menu, table service restaurant companies reported in a restaurant index published by a major financial services firm or an equivalent index approved by the Committee.

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Options not exercisable as a result of the failure of the Company to meet the performance condition specified in the above section shall be added to the Options subject to exercise on the next Exercise Date, provided that the performance condition is then satisfied.  The exercise of an option may at the Company’s discretion be delayed from the date notice of exercise is delivered to the Company in order to restrict exercise of the option during any period in which trading in the Company’s securities is restricted under the Company’s trading policies applicable to employees and other insiders.  The exercise of an option may at the Company’s discretion be delayed from the date notice of exercise is delivered to the Company if in the Company’s judgement trading market conditions would be adversely impacted by the exercise and sale of the shares received upon exercise.  The Company may also at its discretion place any reasonable restrictions or conditions on the sale of shares received upon exercise of an option as it believes would be in the best interests of the trading market for the Company’s securities.

No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or in The Cheesecake Factory Incorporated Year 2000 Omnibus Performance Stock Incentive Plan shall confer upon Grantee any right to continue in the employment of the Company or subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining Grantor) or of Grantee, which rights are hereby expressly reserved by each, to terminate Grantee’s service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Plan.

DATED:	THE CHEESECAKE FACTORY INCORPORATED

By:
	Title:	David Overton, Chairman and CEO

GRANTEE:

(Signature)

Print Name
Address for Notice:

Please execute and return this Notice of Grant to the Company’s Stock Option Coordinator at the address above; keep a copy for your records.)

Attachments:
Exhibit A - Stock Option Agreement
Year 2000 Stock Option Plan

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EXHIBIT A

THE CHEESECAKE FACTORY INCORPORATED
NON-EXECUTIVE OFFICERS AND OTHER QUALIFIED EMPLOYEES PROGRAM

NONQUALIFIED STOCK OPTION AGREEMENT

The Cheesecake Factory Incorporated (the “Company”), acting through a Committee (as defined in the Plan), has granted to the Grantee, effective as of the date of this Agreement, an option under the Company’s Year 2000 Omnibus Performance Stock Incentive Plan (the “Plan”) to purchase shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  The Plan.  The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety.  In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control.  A copy of the Plan may be obtained from the Company by the Grantee upon request (see your Notice of Grant).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

SECTION 2.  Term.  The term of the Option (the “Option Term”) shall commence on the date set forth in the Grant Notice and expire on the earlier of (i) the tenth anniversary of the Effective Date or, (ii) as provided in Section 6.6 of the Plan for voluntary cessation of employment, termination for Cause, Disability or death.  For purposes of the Plan and this Agreement, Cause shall mean:  a finding by the Committee, that the Grantee (a) is or has been dishonest, incompetent or grossly negligent in the discharge of such Grantee duties to the Company; or has refused to perform stated or assigned duties; (b) has committed an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, recipes, processes, trade secrets or other confidential or proprietary information, a breach of fiduciary duty, or a willful material violation of any law, rule or regulation or rule or policy of the Company or an affiliate; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); (d) has materially breached any of the provisions of any agreement with the Company or an affiliate thereof; (e) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate; (f) has induced a customer to break or terminate any contract with the Company or an affiliate; (g) has induced any principal for whom the Company or an affiliate acts as agent to terminate such agency relationship; (h) has failed to adhere to the Company’s Code of Ethics and Code of Conduct; or (i) has solicited the employment of any of the Company’s agents or employees to work for another business entity.

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SECTION 3.  Vesting.  The Options granted to the Grantee are specified in the Notice  of Grant of Stock Option.

SECTION 4.  Restriction on Transfer.  The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Grantee and may be exercised during the lifetime of the Grantee only by the Grantee.  If the Grantee dies, the Option shall thereafter be exercisable, in accordance with Section 6.6 of the Plan.  The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

SECTION 5.  Notices.  All notices, claims, certificates, requests, demands and other communications  hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)                                  if to the Company (other than exercise of vested Options), to it at:

The Cheesecake Factory Incorporated
26901 Malibu  Road
Calabasas Hills, California  91301
Attention:  General Counsel

If to the Company to exercise vested Options:

The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California  91301
Attn: Stock Option Coordinator

(b)           if to the Grantee, to him or her at:

At the address set forth in the Company’s records or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that date on which the piece of mail containing such communication is posted.

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SECTION 6.  Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

SECTION 7.  Grantee’s Undertaking.  The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement and the Plan.

SECTION 8.  Modification of Rights.  The rights of the Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

SECTION 9.  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

SECTION 10.  VENUE; WAIVER OF JURY TRIAL.  IN THE EVENT OF ANY ACTION OR PROCEEDING BETWEEN THE EMPLOYEE AND THE COMPANY OR ITS SUBSIDIARIES REGARDING THIS AGREEMENT OR THE PLAN, THE PARTIES AGREE TO SUBMIT THE JURISDICTION OF THE STATE OR FEDERAL COURTS WITHIN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AND AGREE THAT VENUE IN SUCH COURTS IS ACCEPTABLE TO THE GRANTEE AND THE COMPANY BOTH PARTIES AND WAIVE THEIR RIGHTS TO CLAIM FORUM NON CONVENIENS.  GRANTEE AND THE COMPANY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY.

SECTION 11.  Resolution of Disputes

(a)           Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Plan shall be settled by binding arbitration held in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 11.  This Section 11 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement.  Notwithstanding the foregoing:

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Any party hereto may, in its discretion, apply to a court of competent  jurisdiction for equitable relief.  Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this Section.

(b)           Arbitrators.  The panel to be appointed shall consist of three neutral arbitrators:  one selected by the Company, one selected by the Grantee, and one selected by the designees of the Company and Grantee.

(c)           Procedures.  The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s).  The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

(d)           Authority.  The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(e)           Entry of Judgment.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.  Company and Grantee hereby submit to the in personam jurisdiction of the Federal and State courts in Los Angeles, California, for the purpose of confirming any such award and entering judgment thereon.

(f)            Confidentiality.  All proceedings under this Section 11, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

(g)           Continued Performance.  The fact that the dispute resolution procedures specified in this Section 11 shall have been or may be invoked shall not excuse any party from performing  its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.

(h)           Tolling.  All applicable statutes of limitation shall be tolled while the procedures specified in this Section 11 are pending.  The parties will take such action, if any, required to effectuate such tolling.

SECTION 12.  No Employment Commitment by Company.  Nothing in this Agreement constitutes an employment commitment by the Company, affects the Grantee’s status as an employee-at-will who is subject to termination without cause, confers upon the Grantee any right to remain employed by the Company or any subsidiary, interferes in any way with the right

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of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease the Grantee’s compensation or other benefits.  The preceding sentence is subject, however, to the terms of any written employment agreement between the Grantee and the Company (which may not be modified by any oral agreement).

SECTION 13.  Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

SECTION 14.  Entire Agreement.  This Agreement, the Grant Notice, and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

SECTION 15.  Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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